UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2022 (April 11, 2022)

DATTO HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39637	81-3345706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Merritt 7

Norwalk, CT 06851

(Address of principal executive offices)

888-995-1431

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MSP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On April 11, 2022, Datto Holding Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Knockout Parent Inc., a Delaware corporation and a wholly owned subsidiary of Kaseya Inc. (“Parent”), Knockout Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and, for limited purposes set forth therein, Kaseya Holdings Inc., a Delaware corporation, and Kaseya Inc., a Delaware corporation. Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Effect on Capital Stock

Upon the terms and subject to the conditions set forth in the Merger Agreement, upon the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Company Common Stock that are held by the Company as treasury stock or owned by Parent, Merger Sub or any other subsidiaries thereof, or any shares of Company Common Stock as to which appraisal rights have been properly exercised in accordance with Delaware law), will be automatically cancelled, extinguished and converted into the right to receive $35.50, without interest thereon.

Representations and Warranties and Covenants

The Company, Parent and Merger Sub have each made customary representations, warranties and covenants in the Merger Agreement. Among other things, (i) the Company has agreed, subject to certain exceptions, to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business, from the date of the Merger Agreement until the Effective Time, and not to take certain actions prior to the Effective Time without the prior written consent of the other party (not to be unreasonable withheld, conditioned or delayed) and (ii) from 11:59 p.m., Eastern Time, on April 11, 2022 until the Effective Time, the Company agreed not to solicit or engage in discussions or negotiations regarding any alternative business combination transaction.

Treatment of Company Equity Awards and Company Employee Stock Purchase Plan (“Company ESPP”)

Each Company stock option that is unexpired, unexercised, outstanding and vested as of immediately prior to the Effective Time or that vests in accordance with its terms as a result of the consummation of the Merger and the other transactions contemplated by the Merger Agreement (the “Transactions”) (a “Vested Company Option”) will, at the Effective Time, be cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Company Common Stock subject to such Vested Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of $35.50 over the per share exercise price of such Vested Company Option.

Each Company stock option that is unexpired, unexercised and outstanding as of immediately prior to the Effective Time that is not a Vested Company Option (an “Unvested Company Option”) will, at the Effective Time, be cancelled and replaced with a right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the aggregate number of shares of Company Common Stock subject to such Unvested Company Option and (ii) the excess, if any, of $35.50 over the per share exercise price of such Unvested Company Option (the “Cash Replacement Option Amounts”), which Cash Replacement Option Amounts will, subject to the holder’s continued service through the applicable vesting dates, generally vest and be payable at the same time as the Company stock options for which the Cash Replacement Option Amounts were exchanged and based on the same terms and conditions (including with respect to vesting) as applied to the Company stock options for which the Cash Replacement Option Amounts were exchanged.

Each Unvested Company Option or Vested Company Option with an exercise price per share equal to or greater than $35.50 will be cancelled automatically at the Effective Time for no consideration.

Each award of restricted stock units (“RSUs”) of the Company that is outstanding immediately prior to the Effective Time or that vests in accordance with its terms as a result of the consummation of the Transactions (a “Vested Company RSU”) will, at the Effective Time, be cancelled and converted into the right to receive an amount in cash

(without interest and subject to applicable withholding taxes) equal to the product of (i) $35.50 and (ii) the total number of shares of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time.

Each award of Company RSUs that is outstanding immediately prior to the Effective Time that is not a Vested Company RSU (an “Unvested Company RSU”) will, at the Effective Time, be cancelled and replaced with a right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) $35.50 and (ii) the total number of shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time (the “Cash Replacement Company RSU Amounts”), which Cash Replacement Company RSU Amounts will, subject to the holder’s continued service through the applicable vesting dates, generally vest and be payable at the same time as the Company RSUs for which the Cash Replacement Company RSU Amounts were exchanged and based on the same terms and conditions (including with respect to vesting) as applied to the Company RSUs for which the Cash Replacement Company RSU Amounts were exchanged.

Each award of performance-based RSUs of the Company (“Company PSUs”) that is outstanding and vested as of immediately prior to the Effective Time or that vests in accordance with its terms as a result of the consummation of the Transactions (including any Company PSUs for which the applicable vesting condition is met prior to or as a result of the consummation of the Transactions) (a “Vested Company PSU”) will, at the Effective Time, be cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) $35.50 and (ii) the total number of shares of Company Common Stock subject to such Vested Company PSU as of immediately prior to the Effective Time.

Each award of Company PSUs that is outstanding as of immediately prior to the Effective Time that is not a Vested Company PSU (an “Unvested Company PSU”) will, at the Effective Time, be cancelled and replaced with a right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) $35.50 and (ii) the total number of shares of Company Common Stock subject to such Unvested Company PSU immediately prior to the Effective Time (the “Cash Replacement Company PSU Amounts”), which Cash Replacement Company PSU Amounts will, subject to the holder’s continued service through the applicable vesting dates, generally vest and be payable at the same time as the Company PSUs for which the Cash Replacement Company PSU Amounts were exchanged and based on the same terms and conditions (including with respect to vesting and any applicable performance conditions) as applied to the Company PSUs for which the Cash Replacement Company PSU Amounts were exchanged.

As soon as practicable following April 11, 2022, the Company will ensure that (i) except for the offering period in effect as of such date, no new offering periods will be authorized or commenced under the Company ESPP, (ii) no new participants will commence participation in the Company ESPP, (iii) no participant will be permitted to increase such participant’s payroll deduction elections or contribution rates, and (iv) each purchase right outstanding under the Company ESPP as of April 11, 2022 will be exercised no later than three business days prior to the Effective Time, with participants’ accumulated contributions used to purchase shares of Company Common Stock in accordance with the terms of the Company ESPP on such final exercise date and with the Company ESPP to be terminated effective as of immediately prior to the Effective Time. All shares of Company Common Stock purchased on the final exercise date under the Company ESPP will be cancelled at the Effective Time and converted into the right to receive $35.50, without interest thereon.

Closing Conditions

The closing of the Merger is conditioned on certain conditions, including (i) the Company’s receipt of written consent of stockholders adopting the Merger Agreement (which was satisfied on April 11, 2022) (ii) the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Act, (iii) certain other approvals and clearances by government authorities, (iv) at least 20 calendar days have elapsed since the Company mailed to the Company’s stockholders an information statement (as contemplated by Regulation 14C of the Securities Exchange Act of 1934 (the “Exchange Act”)) and (v) other customary conditions for a transaction of this type, such as the absence of any legal restraint prohibiting the consummation of the Transactions.

Termination Rights

The Merger Agreement contains certain customary termination rights for the Company and Parent, including (i) if the Merger is not consummated on or before the “outside date” of November 11, 2022 (subject to an extension until April 11, 2023 under certain circumstances, in either case, the “Termination Date”), (ii) if the required written consent of the Company’s stockholders is not obtained, (iii) if the other party breaches its representations, warranties or covenants in a manner that would cause the conditions to the closing of the Merger set forth in the Merger Agreement to not be satisfied and fails to cure such breach, or (iv) if any law or order prohibiting the Merger or the Transactions has become final and non-appealable. In addition, (x) subject to compliance with certain terms of the Merger Agreement, the Merger Agreement may be terminated by the Company in order to enter into a definitive agreement providing for a superior proposal and (y) the Merger Agreement may be terminated by Parent if the Company’s board of directors changes its recommendation.

Termination Fees

If (i) the Merger Agreement is validly terminated by Parent (x) if the written consent of the Company’s stockholders adopting the Merger Agreement had not been delivered by 11:59 p.m. on April 11, 2022 or (y) if the Company breached its representations, warranties or covenants in a manner that would cause the conditions to the closing of the Merger set forth in the Merger Agreement to not be satisfied, (ii) at the time of termination, required regulatory approvals have been obtained and no legal prohibition exists preventing the consummation of the Merger, (iii) prior to Parent’s termination, a third party announced and did not withdraw a proposal for an alternative transaction for the Company, and (iv) within one year following such termination, the Company enters into a definitive agreement providing for an alternative control transaction, the Company will be required to pay Parent a termination fee equal to $185,665,475 (the “Company Termination Fee”). The Company is also required to pay the Company Termination Fee if (i) Parent terminates the Merger Agreement because the board of directors of the Company changes its recommendation regarding the Merger or (ii) if, prior to 11:59 p.m. on April 11, 2022, the Company had terminated the Merger Agreement to enter into a definitive agreement providing for an alternative control transaction the board of directors of the Company deems to be superior to the Transactions.

Parent will be required to pay the Company a termination fee equal to $371,330,950 (the “Parent Termination Fee”) in the event that (i) the Company terminates the Merger Agreement due to Parent’s breach of its representations, warranties or covenants contained in the Merger Agreement, (ii) if all conditions to the Merger have been and continue to be satisfied (subject to customary exceptions) and Parent fails to consummate the Merger after receiving written notification from the Company or (iii) either the Company or Parent terminates the Merger Agreement because the Merger has not been consummated by the Termination Date and the Company would have been entitled to terminate the Merger Agreement due to Parent’s breach or because Parent failed to consummate the Merger.

The foregoing description of the Merger Agreement and the Transactions is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated by reference herein. The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company or Parent. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company or Parent. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement. Further, investors should read the Merger Agreement not in isolation, but only in conjunction with the other information that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission.

Financing Commitments

Parent obtained equity and debt financing commitments for the Transactions, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses of the Company, Parent and Merger Sub (including in connection with the Debt Financing and Preferred Financing described below).

Certain funds affiliated with Insight Venture Management, LLC have committed, pursuant to equity commitment letters dated as of April 11, 2022 (the “Equity Commitment Letters”), to capitalize Parent, at or immediately prior to the closing of the Merger, with an aggregate equity contribution in an amount of $2,726,110,000, on the terms and subject to the conditions set forth in the Equity Commitment Letters. Such funds have provided limited guarantees in favor of the Company to guarantee, subject to certain limitations, the payment of such guarantor’s pro rata share of the obligation of Parent to pay the Parent Termination Fee and the reasonable out-of-pocket fees, cost and expenses incurred by the Company in connection with any suit contemplated by, and solely to the extent reimbursable under the Merger Agreement.

Golub Capital Markets LLC, Blackstone Alternative Credit Advisors LP, Blackstone Holdings Finance Co. LLC, Ares Capital Management LLC, Oak Hill Advisors, L.P., Owl Rock Capital Advisors LLC and Carlyle Global Credit Investment Management L.L.C. (collectively and each with certain affiliates, the “Lenders”) have committed to provide debt financing (the “Debt Financing”) in connection with the Merger consisting of (i) a senior secured initial term facility in an aggregate principal amount equal to $3.3 billion; (ii) a senior secured delayed draw term facility in an aggregate principal amount equal to $200.0 million; and (iii) a senior secured revolving facility in an aggregate principal amount equal to $200.0 million (collectively, the “Senior Facilities”), in each case, on the terms and subject to the conditions set forth in a commitment letter, dated as of April 11, 2022 and delivered to the Company as of execution of the Merger Agreement (the “Debt Commitment Letter”). The obligations of the Lenders to provide the Debt Financing under the Debt Commitment Letter are subject to a number of conditions, including the receipt of executed loan documentation, accuracy of representations and warranties, consummation of the Transactions and contribution of the equity contemplated by the Equity Commitment Letters.

Certain institutional investors (collectively, the “Initial Investors”) have committed, pursuant to a commitment letter dated as of April 11, 2022 (the “Preferred Equity Commitment Letter”), to purchase, directly or through one or more of their respective affiliates or managed funds and accounts, preferred equity interests (the “Preferred Equity”) to be issued by Knockout Intermediate Holdings I Inc., a Delaware corporation and wholly owned subsidiary of Kaseya Holdings Inc., on or prior to the consummation of the Merger, generating gross proceeds in an amount equal to $1.0 billion, on the terms and subject to the conditions set forth in the Preferred Equity Commitment Letter (the “Preferred Financing”). The obligations of the Initial Investors to purchase the Preferred Equity pursuant to the Preferred Equity Commitment Letter are subject to a number of conditions, including the receipt of executed investor documentation, accuracy of representations and warranties, consummation of the Transactions and the contribution of the equity contemplated by the Equity Commitment Letters.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 11, 2022, the holders of a majority of the outstanding Company Common Stock entitled to vote thereon executed a written stockholder consent approving and adopting the Merger Agreement and the Transactions.

Pursuant to rules adopted by the Securities and Exchange Commission under the Exchange Act, a Schedule 14C information statement will be filed with the Securities and Exchange Commission (the “SEC”) and sent or provided to the stockholders of the Company.

Item 8.01	Other Events.

As described in Item 1.01 above, on April 11, 2022, the Company entered into the Merger Agreement. The Company will file an information statement on Schedule 14C setting forth required information about the Merger and related matters.

In light of the pending Merger, the board of directors of the Company has decided to postpone the Company’s 2022 annual meeting of stockholders, which was previously scheduled to be held on May 5, 2022.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains and the Company’s other filings and press releases may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company Common Stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain regulatory approvals; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts the Company’s current plans and operations; (vi) the Company’s ability to retain and hire key personnel in light of the proposed transaction; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix) the ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Merger; (x) potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xi) continued availability of capital and financing and rating agency actions; (xii) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; and (xiv) other risks described in the Company’s filings with the SEC, such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2022 and subsequent filings. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the information statement will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the pending Merger involving the Company and Parent. The Company will prepare an information statement for its stockholders containing the information with respect to the Merger specified in Schedule 14C promulgated under the Exchange Act and describing the pending Merger. When completed, a definitive information statement will be mailed to the Company’s stockholders. INVESTORS ARE URGED TO CAREFULLY READ THE INFORMATION STATEMENT REGARDING THE PENDING MERGER AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER.

The Company’s stockholders may obtain free copies of the documents the Company files with the SEC through the Investors portion of the Company’s website at investors.datto.com/investors/default.aspx under the link “Investors” and then under the link “SEC Filings” or by contacting the Company’s Investor Relations by (a) mail at Datto Holding Corp., Attention: Investor Relations, 101 Merritt 7, 7th Floor, Norwalk, Connecticut 06851, (b) telephone at (212) 331-8433 or (c) e-mail at ir@datto.com.

No Offer

No person has commenced soliciting proxies in connection with the proposed transaction referenced in this press release, and this press release is neither an offer to purchase nor a solicitation of an offer to sell securities.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, by and among Datto Holding Corp., Knockout Parent Inc. and Knockout Merger Sub Inc., and, for limited purposes set forth therein, Kaseya Holdings Inc. and Kaseya Inc. dated April 11, 2022.*

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*

All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATTO HOLDING CORP.

Date: April 13, 2022	By:	/s/ Emily T. Epstein
Name: Emily T. Epstein
Title: General Counsel